Exhibit 23


                              <Letterhead of
                       Jones, Jensen & Company, LLC
               Certified Public Accountants and Consultants>


                     CONSENT OF INDEPENDENT AUDITORS'
                    ----------------------------------


      Board of Directors
      Living Card Company, Inc.
      Salt Lake City, Utah


      We hereby consent to the use in this Registration Statement of Living Card Company , Inc. on Form SB-1, of our reports dated July 15, 1998 and November 20, 1998, on the audited financial statements of Living Card Company, Inc. as of June 30, 1998, and the unaudited financial statements as of September 30, 1998, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


      /s/ Jones, Jensen & Company

      Jones, Jensen & Company
      Salt Lake City, Utah
      December 29, 1998


      50 South Main Street
      Suite 1450
      Salt Lake City, Utah 84144
      Telephone (801) 328-4408
      Facsimile (801) 328-4461